SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 12, 2006

                           General Finance Corporation
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                 000-32845                                32-0163571
         (Commission File Number)           (I.R.S. Employer Identification No.)

      260 South Los Robles, Suite 217
           Pasadena, California                             91101
 (Address of Principal Executive Offices)                 (Zip Code)

                                 (626) 584-9722
              (Registrant's Telephone Number, Including Area Code)

                         ------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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      This Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions. These forward-looking statements include, but are not limited to, statements regarding whether the transaction will be completed, the expected timing of the closing, the expected benefits of the acquisition to GFN and Royal Wolf, growth and acquisition plans, Royal Wolf's projected run rate of EBITDA and the sufficiency of GFN's cash resources to complete the acquisition. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties. These risks and uncertainties, which could cause these forward-looking statements to not be realized, include delays in or failure to obtain necessary regulatory approvals or clearances or third-party consents for the parties to complete the acquisition, material changes in the business and financial condition of Royal Wolf, increased competition in the markets in which Royal Wolf competes, adverse changes in financial markets and the markets for Royal Wolf's products, unanticipated material adverse developments regarding Royal Wolf such as new actual or contingent liabilities, litigation or the loss of key personnel, and the availability of companies to acquire on terms and conditions acceptable to GFN. GFN disclaims any obligation to update any information contained in any forward-looking statement.

      The financial terms and provisions of the acquisition agreement described below in this Report are denominated in Australian dollars, as are historical and projected financial information regarding Royal Wolf referred to in this Report. For convenience, these Australian dollar amounts have been converted throughout the text of this Report into U.S. dollars. One U.S. dollar was equivalent to $1.316 Australian dollars based on currency exchange rates in effect on September 8, 2006. Statements in this Report regarding equivalent U.S. dollars are based on this currency exchange rate. The currency exchange rate in effect as of the closing of the Royal Wolf acquisition or at any future date may differ. Because Royal Wolf's business is presently conducted entirely within Australia, assuming the acquisition is completed, our future consolidated financial results stated in U.S. dollars will fluctuate in accordance with changes in currency exchange rates.


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Item 1.01         Entry into a Material Definitive Agreement

Royal Wolf Acquisition Agreement

      On September 12, 2006, General Finance Corporation and its newly formed Australian subsidiary, GFN Australasia Finance Pty Limited, entered into a Share Sale Deed (the "Acquisition Agreement") with the shareholders (the "Sellers") of RWA Holdings Pty Limited, an Australian company ("RWA"), pursuant to which we agreed to purchase all of the outstanding shares of capital stock of RWA (the "Acquisition"). References in this Report to "Royal Wolf" mean RWA and its consolidated subsidiaries, including its operating subsidiaries Royal Wolf Trading Australia Pty Ltd and Royal Wolf Hi-tech Pty Ltd.

      The aggregate consideration for the Acquisition is $87.4 million (which is approximately 8.4 times Royal Wolf's projected adjusted run-rate of EBITDA during the first quarter of 2007), subject to certain adjustments relating to Royal Wolf's levels of working capital, net tangible assets and container rental equipment at the closing, outstanding obligations under a certain container lease program at the closing, and costs and expenses of any acquisitions completed by Royal Wolf prior to the closing. The aggregate consideration will increase by $570,000 if our definitive proxy statement in connection with the acquisition has not been cleared by the Securities and Exchange Commission by January 17, 2007 and by an additional $570,000 if such clearance has not been obtained by February 17, 2007. These adjustments to the $87.4 million are referred to as the "Adjustments."

      We have paid the Sellers a deposit of $418,000, and must pay additional deposits of $190,000 on each of November 30, 2006, December 31, 2006 and January 31, 2007 (all deposits would total $988,000) if the closing of the Acquisition has not occurred by such dates and we do not terminate the Acquisition Agreement. If the closing occurs, the deposits will be applied to reduce the amounts payable to the Sellers at the closing. If the closing does not occur, the deposits are refundable to us only in certain limited circumstances.

      Of the aggregate consideration in the Acquisition, we will pay the Sellers at the closing cash in the amount of $83.6 million, modified by the Adjustments and less the net debt of Royal Wolf as of the closing date. Net debt for this purposes includes among other items indebtedness, obligations under finance leases, dividends and distributions paid by Royal Wolf after the date of the Acquisition Agreement, any deferred purchase price and future payment obligations under any completed acquisition agreements, amounts paid by Royal Wolf to eliminate outstanding stock options, and transaction expenses of the Sellers paid by Royal Wolf. The remaining $3.8 million of consideration will consist of $1.5 million of shares of our common stock to be issued to one of the Sellers at the closing and a total of $2.3 million payable in cash in two equal installments on the first and second anniversaries of the closing for a non-compete covenant from the Sellers. Our shares of common stock to be issued to the Sellers will be valued for this purpose based upon the average of the closing sale prices of our common stock as reported on the American Stock Exchange during the 20 trading days ending two days prior to the closing of the Acquisition.

      Based upon Royal Wolf's outstanding total indebtedness (including finance leases) of approximately $35.1 million at June 30, 2006, we believe that our existing cash resources will be sufficient to pay the cash portion of the consideration payable at the closing. However, we may determine to refinance the existing indebtedness of Royal Wolf and obtain additional financing for growth in connection with the transaction. Further, if there is an unanticipated material reduction in Royal Wolf's net debt, we may be required to obtain additional financing to pay a portion of the cash consideration payable to the Sellers at the closing.

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      The Acquisition Agreement contains customary representations and warranties from us and the Sellers and covenants regarding the operation of Royal Wolf prior to the closing. The Sellers have agreed to indemnify us against damages due to breach of the Sellers' representations and warranties, subject to certain limitations. At the closing, $5.3 million of the cash consideration payable by us to the Sellers will be deposited in a separate bank account requiring signatures of us and the Sellers for withdrawals. The purpose of this account is to provide a source of funds to pay any indemnity claims by us. The Acquisition Agreement provides that 25% of these funds will be released to the Sellers 12 months after the closing and the balance will be released to the Sellers 18 months from the closing, in each case, subject to any paid or pending indemnity claims by us. In addition, the shares of our common stock issued to one of the Sellers is intended to serve a source of repayment for indemnity claims, and will be subject to restrictions on transfer for similar 12 and 18 month periods.

      The closing of the Acquisition is subject to certain conditions, including, among others: (i) the approval of the Acquisition by our stockholders by March 17, 2007; (ii) receipts of written consents from various third parties to Royal Wolf contracts; (iii) no occurrence of events that would have a material adverse effect on Royal Wolf's assets, liabilities or profitability since June 30, 2006; (iv) cancellation of all outstanding options to purchase shares in Royal Wolf; and (v) receipt of a notice of non-objection to the Acquisition from the Treasurer of the Commonwealth of Australia. We presently expect the Acquisition to close late in the fourth quarter of 2006 or in the first quarter of 2007.

      The Acquisition Agreement may be terminated under certain circumstances, including: (i) by the Sellers if we do not file a preliminary proxy statement relating to the Acquisition with the SEC by September 30, 2006 or if the SEC has not cleared the definitive proxy statement by February 17, 2007; (ii) by the Sellers if we have not received a notice of non-objection to the Acquisition from the Treasurer of the Commonwealth of Australia by November 30, 2006; and
(iii) by any party after March 17, 2007 if any of the other conditions to the closing of the Acquisition has not been satisfied and the terminating party had used reasonable efforts to satisfy the conditions.

      The Acquisition would be our first business combination. Under our certificate of incorporation, the Acquisition must be approved by our shareholders, generally, as well as by the holders of a majority of the shares of our common stock that were originally issued in any initial public offering, or IPO shares, that are voted with respect to the Acquisition. In addition, the Acquisition cannot be completed by us if the holders of 20% or more of our IPO shares vote against the Acquisition and demand that their shares be converted into the right to receive a pro rata portion of the net proceeds of our IPO held in the trust account established for this purpose at the time of our IPO.

      Participants in the Solicitation

      We and our directors and officers may be deemed participants in the solicitation of proxies from our stockholders in connection with the Acquisition. Information about our directors and officers and their ownership of our common stock is set forth in the final prospectus relating to our IPO filed with the SEC on April 5, 2006. Additional information regarding the interests of those participants may be obtained by reading our proxy statement regarding the proposed Acquisition when it becomes available as described below.

      For Additional Information

      This Report is not a substitute for the proxy statement that we will file with the SEC in connection with the proposed Acquisition. Investors are urged to read the proxy statement, which will contain important information, including risk factors relating to the business of Royal Wolf and the Acquisition, when it becomes available. The proxy statement and other documents which will be filed with the SEC will be available free of charge at the SEC's website, www.sec.gov, or by directing a request when such a filing is made to General Finance Corporation, 260 South Los Robles, Suite 217, Pasadena, California 91101,
Attention: John O. Johnson.

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

      On September 12, 2006, we issued a press release announcing the execution of the Acquisition Agreement. A copy of the press release is attached hereto as
Exhibit 99.1.

Adoption of 2006 Stock Option Plan

      On August 29, 2006, our Board of Directors adopted the General Finance Corporation 2006 Stock Option Plan, which is subject to approval of our stockholders. Under the 2006 Plan, we may issue to directors, employees, consultants and advisers up to 1,500,000 shares of our common stock pursuant to options to be granted under the 2006 Plan. The options may be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or so-called non-qualified options that are not intended to meet incentive stock option requirements. The options may not have a term in excess of ten years, and the exercise price of any option may not be less than the fair market value of our common stock on date of grant of the option. Unless sooner terminated by us, the 2006 Plan will terminate June 30, 2016.

Employment Agreement with Chief Financial Officer

      On September 11, 2006, we entered into an employment agreement with Charles E. Barrantes, under which he agrees to serve as our Executive Vice President and Chief Financial Officer.

      Under the employment agreement, Mr. Barrantes will receive a base salary of $200,000, and will be eligible for an annual bonus each fiscal year of up to 35% of the base salary he earns for that year, provided that he is employed on the last day of such year. We will reimburse Mr. Barrantes up to $750 per month for health, dental, vision and/or supplemental disability premiums for himself and his family, because we do not currently provide employee benefits. Should we provide such benefits in the future, Mr. Barrantes will be entitled to participate on the same basis in all offered benefits or programs as any other employee.

      Mr. Barrantes also received options to purchase an aggregate of 225,000 shares of common stock under the 2006 Plan as of the date of commencement of his employment. The options have an exercise price of $7.30 per share (the closing sales price of the common stock on the date of grant), vest in five annual installments and expire ten years from the date of grant. The options are subject to stockholder approval of the 2006 Plan on or prior to August 28, 2007.

      Mr. Barrantes will be entitled to a lump-sum severance payment of six months' base salary if, prior to the later of August 31, 2007 or six months from completion of our first business combination, we terminate his employment without cause or he terminates his employment for good reason (as defined).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      As described above, Charles E. Barrantes became our Chief Financial Officer on September 11, 2006. Prior to joining us, Mr. Barrantes, who is 54, was vice president and chief financial officer for Royce Medical Company from early 2005 to its sale in late 2005. From 1999 to early 2005, he was chief financial officer of Earl Scheib, Inc., a public company that operated over 100 retail paint and body shops. Mr. Barrantes has over 25 years of experience in accounting and finance, starting with more than a decade with Arthur Andersen & Co.

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

      For further details regarding Mr. Barrantes' Employment Agreement, see the discussion under "Employment Agreement with Chief Financial Officer" in Item 1.01, which discussion is incorporated herein by reference.

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

Item 7.01         Regulation FD Disclosure

Information About Royal Wolf

      RWA is a company organized under the laws of Australia and a holding company for Royal Wolf Trading Australia Pty Ltd., its wholly owned principal operating subsidiary, and Hitech Pty Limited, its other wholly owned operating subsidiary. RWA engages in no significant business activities apart from its ownership of Royal Wolf Trading Australia Pty Ltd and Hitech Pty Limited.

      Royal Wolf leases and sells portable storage containers, portable container buildings and freight containers in Australia. Royal Wolf is the market leader in Australia for container based storage and accommodation products that include. It currently has more than 150 employees and operates 15 customer service centers located in every state in Australia. It is represented in all major business centers in Australia is the only container lease and sales company in Australia with a nationally integrated infrastructure and work force.

      Products. Royal Wolf's products include the following.

Portable Storage Containers: Royal Wolf leases and sells portable containers for on-site storage by customers that include retail outlets and manufacturers, government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and the general public. Royal Wolf's products include general purpose dry storage containers, refrigerated containers and hazardous goods containers in a range of standard and modified sizes, designs and storage capacities.

Portable Container Buildings: Royal Wolf also leases and sells portable container buildings as site offices and for temporary accommodations. Royal Wolf entered the portable building market in August 2005 with 20-foot and 40-foot portable buildings manufactured from steel container platforms which it markets to a subset of its portable storage container customer base.

Freight Containers: Royal Wolf also leases and sells freight containers specifically designed for transport of products by road and rail. Customers include national moving and storage companies, distribution and logistics companies, freight forwarders, transport companies, rail freight operators and the Australian military. Royal Wolf's freight container products include curtain-side, refrigerated and bulk cargo containers, together with a range of standard and industry-specific dry freight containers.

      Customers. Royal Wolf has a broad base of over 12,000 active customers, with no single customer constituting more than 3% of its revenues in the fiscal year ended June 30, 2006. Its customer base includes retail outlets and manufacturers, local councils and government departments, farming and agricultural concerns, building and construction companies, clubs and sporting associations, mine operators and the general public.

      Marketing. Royal Wolf markets its products through a corporate division and a retail division. The retail division is conducted through the 15 customer service centers and targets small and medium sized business customers. The corporate division manages larger contracts in specific industry sectors, including road and rail, moving & storage, mining, defense and portable buildings.

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

      Product Procurement. Royal Wolf purchases "out of service" marine cargo containers from a wide variety of international shipping lines and container leasing companies. The majority of used containers purchased are standard 20 feet and 40 feet units, which Royal Wolf converts, refurbishes and customizes for use in its portable storage business.

      Royal Wolf also purchases new containers directly from container manufacturers located principally in China.

      Branch Network. A typical Royal Wolf customer service center consists of a two- to five-acre leased site with a sales office and a container repair workshop equipped with forklifts and other machinery. Staffing at each center ranges from two to fifteen people and consists of a branch manager supported by the appropriate level of sales, operations and administrative personnel. Yard and workshop staffing ranges between one and twelve people and can consist of welders, spray painters, boilermakers, forklift drivers and production supervisors. Each customer service center's inventory typically ranges from between 100 and 500 containers at any time, depending on market size and demand.

      Management. The following executive officers of Royal Wolf will continue with Royal Wolf following the closing.

      Robert Allan has been Chief Executive Officer of Royal Wolf since February 2006 and was general manager from 2004 to February 2006. He has been involved with the container leasing industry for more than 30 years, and has held senior management positions for number of Australian and multi-national organizations. From 2000 to 2004, Mr. Allan was the Group General Manager for IPS Logistics Pty Ltd, a packing and storage company that specialized in bulk handling.

      Peter McCann has been Chief Financial Officer of Royal Wolf since 2004. From 2002 to 2004, Mr. McCann was the chief financial officer of Strathfield Group Limited, which sells a wide range of mobile, car and home entertainment and electronics products in the Australian market. From 2000 to 2002, he was the general manager of finance for Qantas Airways Limited.

      James Warren joined Royal Wolf in 1998 and is the Chief Operating Officer and General Manager of the Corporate Division. From 1985 to 1998 Mr. Warren was a Managing Director with Trans America Leasing.

Item 9.01 Financial Statements and Exhibits

      (d)   Exhibits.

         Exhibit 2.1 Share Sale Deed, dated as of September 12, 2006, by and among General Finance Corporation, GFN Australasia Finance Pty Limited, Equity Partners Two Pty Limited, Cetro Pty Limited, FOMJ Pty Limited, FOMM Pty Limited, TWE Pty Limited, Michael Paul Baxter, James Harold Warren, Paul Henry Jeffery and Peter Linden McCann.*

         Exhibit 10.1      2006 Stock Option Plan.

         Exhibit 10.2 Forms of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement used under the 2006 Stock Option Plan.

         Exhibit 10.3      Employment Agreement dated September 11, 2006 with
        `                  Charles E. Barrantes.

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         Exhibit 99.1      Press Release issued September 12, 2006

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* Pursuant to Item 601(b)(2) of Regulation S-K, General Finance Corporation
agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit. The following schedules have been omitted:

Schedule 1 - Shareholdings and Respective Proportions

Schedule 2 - Guarantors

Schedule 3 - Directors and Secretaries to resign and to be appointed

Schedule 6 - Leased Premises

Schedule 7 - Intellectual Property Rights

Schedule 8 - Due Diligence Index

Schedule 9 - Accounts

Schedule 10 - K&S Lease (Curtainsiders)

Schedule 11 - K&S Lease (Reefers)

Schedule 12 - Worked examples of Purchase Price adjustments

Schedule 13 - Michael Baxter Consultancy Agreement

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 GENERAL FINANCE CORPORATION


Dated:   September 12, 2006                      By:   /s/ RONALD F. VALENTA
                                                       ---------------------
                                                       Ronald F. Valenta
                                                       Chief Executive Officer


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